EXHIBIT 99.1

BeyondSpring Reports 2025 Year-End Financial Results

Plinabulin (BeyondSpring's Lead Program):

  Phase 3 Survival Benefit Confirmed: Plinabulin combined with docetaxel demonstrated statistically significant overall survival benefit vs. standard of care docetaxel in EGFR wild-type NSCLC patients whose tumors progressed after first line therapy — DUBLIN-3 study results published in The Lancet Respiratory Medicine
  Confirmatory Trial Planned: Based on DUBLIN-3 Phase 3 data and US FDA discussions, BeyondSpring is advancing DUBLIN-4, a confirmatory global Phase 3 study in a biomarker-selected EGFR wild-type NSCLC patient population progressed on immune checkpoint inhibitors (NCT07361484)
  Overcoming Immunotherapy Resistance: Early clinical data at MD Anderson Cancer Center and Peking Union Hospital suggest Plinabulin may restore sensitivity to checkpoint inhibitors — a significant unmet need affecting most patients on PD-1/PD-L1 therapies – Results published in Cell Press journal Med 2025 and presented at SITC 2025

SEED Therapeutics (Reported as Discontinued Operations):

  First Patient Dosed for lead oncology program: ST-01156, a novel oral RBM39 degrader, initiated Phase 1a clinical trials in January 2026 following IND clearance in both the U.S. and China
  Financing Strengthened: Completed $30 million Series A-3 financing; appointed Dr. Bill Desmarais as Chief Financial Officer and Chief Business Officer

FLORHAM PARK, N.J., March 25, 2026 (GLOBE NEWSWIRE) -- BeyondSpring Inc. (NASDAQ: BYSI) (“BeyondSpring” or the “Company”), a clinical-stage company developing transformative therapies for the treatment of cancer and other diseases, today announced its financial results for the year ended December 31, 2025, and highlighted late-stage clinical progress for Plinabulin and strategic developments related to its equity interest in SEED Therapeutics (“SEED”).

2025: Clinical and Operational Progress
“2025 was a year of important clinical and operational progress for BeyondSpring and SEED Therapeutics,” said Dr. Lan Huang, Co-Founder, Chairman and Chief Executive Officer of BeyondSpring. “We advanced our Phase 3 Plinabulin program, generated meaningful clinical data, and strengthened our strategic and financial position.”

“BeyondSpring made meaningful progress advancing Plinabulin in Phase 3 NSCLC, while SEED Therapeutics reached a critical milestone — initiating its first clinical trial following IND clearance in both the U.S. and China — and strengthened its leadership team and capital resources.”

Positioned for 2026 and Beyond
“With a solid scientific and clinical foundation and clear regulatory pathways, we believe BeyondSpring and SEED are well positioned for the next stage of development,” Dr. Huang concluded. “As we enter 2026, we remain focused on advancing the DUBLIN-4 confirmatory trial for Plinabulin in non-squamous EGFR wild-type NSCLC post immune checkpoint inhibitors, supporting SEED’s Phase 1a clinical program for ST-01156 in solid tumors, and creating long-term value for our shareholders.”

Recent Clinical and Business Updates
Plinabulin Demonstrates Overall Survival Benefit in Phase 3 NSCLC Study; Confirmatory Trial Planned
There is a significant unmet need in EGFR wild-type NSCLC following immune checkpoint inhibitor (ICI) therapy, where numerous Phase 3 studies have failed to improve overall survival over standard of care docetaxel.

BeyondSpring reported positive Phase 3 results from the DUBLIN-3 study evaluating plinabulin in combination with docetaxel in second- and third-line (2/3L) EGFR wild-type non-small cell lung cancer (NSCLC). The study demonstrated a statistically significant and clinically meaningful overall survival (OS) benefit compared to docetaxel alone (ITT, n=559), with results published in The Lancet Respiratory Medicine.

At IASLC North America and ESMO Asia in December 2025, BeyondSpring presented updated data from the mechanism-targeted non-squamous NSCLC population (n=332; 24-month after database lock), in which the combination achieved:

  OS hazard ratio (HR) of 0.72 (p=0.0078)
  Median OS improvement of 2.5 months vs. docetaxel
  Doubling of 2-year and 3-year survival rates
  Favorable safety profile, reducing grade 4 neutropenia from >30% to 5% (p<0.0001)

To date, over 700 patients have been treated with plinabulin across clinical studies, supporting the characterization of its safety and tolerability profile.

Based on these findings and discussions with the U.S. FDA, BeyondSpring plans to initiate the global Phase 3 DUBLIN-4 confirmatory study, focusing on a mechanism-enriched patient population of EGFR wild-type non-squamous NSCLC progressed on prior PD-1/L1 inhibitors with overall survival as the primary endpoint (NCT07361484).

Plinabulin Shows Potential to Overcome PD-1/PD-L1 Resistance
Emerging clinical data suggests plinabulin may help address acquired resistance to PD-1/PD-L1 therapies — a major challenge affecting approximately 60% of patients, with limited therapies for these progressed patients. With PD-1/PD-L1 therapies representing a multi-billion-dollar market, addressing resistance remains one of the most significant opportunities in oncology.

Presentations at ASCO 2025 and SITC 2025 on multiple early-stage and investigator-initiated studies of Plinabulin combinations:

  Plinabulin + pembrolizumab + docetaxel (303 study, NCT05599789): A Phase 2 study conducted at Peking Union Hospital in China in metastatic NSCLC patients progressing on PD-1/PD-L1 inhibitors (n=47) demonstrated:
    Median progression-free survival (PFS) of 7.0 months
    Disease control rate (DCR) of 85% and overall response rate (ORR) of 18.2%
    Median OS not reached with 24-month overall survival rate of 66%
    Whole blood analysis indicated higher proportions of activated CD4+/CD8+ T-cells post treatment

  Plinabulin + PD-1 inhibitor + radiation (NCT04902040): A Phase 1 study conducted at MD Anderson Cancer Center across eight tumor types resistant to checkpoint inhibitors showed:
    DCR of 54% and ORR of 23%
    Mechanistic evidence of dendritic cell maturation and immune activation
    Identification of a potential predictive biomarker (GEF-H1 immune signature)
    These findings, published in Med 2025 (Cell Press), support plinabulin’s proposed immune-priming mechanism and its potential role in combination strategies to restore tumor sensitivity to immunotherapy

BeyondSpring Business Update

  In January 2025, BeyondSpring entered into definitive agreements to sell a portion of its Series A-1 Preferred Shares of SEED for gross proceeds of approximately $35.4 million to advance late-stage clinical development of Plinabulin. First closing of approximately $7.35 million was completed in February 2025.

SEED Therapeutics (Reported as Discontinued Operations) Advances First Clinical Program and Strengthens Organization
SEED Therapeutics continued to make progress in 2025 and early 2026, advancing its targeted protein degradation platform and pipeline.

Key highlights include:

  ST-01156, a novel oral RBM39 degrader:
    Received U.S. FDA Orphan Drug and Rare Pediatric Disease Designations
    Achieved IND clearance in both the U.S. and China
    Dosed first patient in a Phase 1a study in January 2026
  ST-01156 Phase 1a enrolling at leading U.S. cancer centers: Dana-Farber, Massachusetts General Hospital, Memorial Sloan Kettering, MD Anderson Cancer Center, Hoag, and City of Hope
  Presentation at AACR 2025 on ST-01156 mechanism and preclinical studies including complete tumor regression in Ewing sarcoma and other cancer models; new degrader approaches in KRAS G12D degradation

SEED Business Update

  Completed a $30 million Series A-3 financing
  Appointed Dr. Bill Desmarais as Chief Financial Officer and Chief Business Officer
  Named a finalist for the 2025 Prix Galien USA “Best Start-Up” Award

Full-Year 2025 Financial Resultsˆ
Continuing operations:

  R&D expenses: $4.4 million (vs. $2.6 million in 2024), driven by increased drug manufacturing, NSCLC data management, Plinabulin combination research, regulatory consulting, and personnel costs
  G&A expenses: $4.6 million (vs. $6.1 million in 2024), driven by lower personnel costs, reduced consulting expenses, and lower corporate overhead
  Net loss: $8.7 million (vs. $8.9 million in 2024)
  Cash, cash equivalents, and short-term investments: $12.6 million as of December 31, 2025

Discontinued operations:

  Net loss: $5.5 million (vs. $7.8 million in 2024)
  Current assets: $8.0 million as of December 31, 2025

Note 1. As a result of BeyondSpring entering into definitive agreements to sell a portion of its Series A-1 Preferred Shares of SEED, SEED’s operations met the criteria as discontinued operations under ASC 205-20 for financial reporting purposes.

About BeyondSpring
BeyondSpring (NASDAQ: BYSI) is a clinical-stage biopharmaceutical company developing first-in-class therapies addressing high unmet medical needs. Its lead asset, Plinabulin, is in late-stage clinical development as an anti-cancer agent in NSCLC and other indications. Plinabulin’s novel mechanism as a dendritic cell maturation agent supports both anti-cancer activity and immune modulation, offering a unique approach to restoring tumor sensitivity to checkpoint inhibitors. Learn more at https://beyondspringpharma.com.

About SEED Therapeutics
SEED Therapeutics is a clinical-stage biotechnology company pioneering rationally designed molecular glue degraders to treat diseases driven by undruggable proteins. Its proprietary RITE3™ platform enables targeted protein degradation with small-molecule precision. SEED’s lead candidate, ST-01156, is a brain-penetrant RBM39 degrader entering clinical development for Ewing sarcoma and other RBM39-dependent cancers. Eli Lilly and Eisai are investors and research collaborators with SEED Therapeutics. The company’s pipeline includes six programs across oncology, neurodegeneration, immunology, and virology. Learn more at seedtherapeutics.com.

Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements that are not historical facts. Words such as “will,” “expect,” “anticipate,” “plan,” “believe,” “design,” “may,” “future,” “estimate,” “predict,” “objective,” “goal,” or variations thereof and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are based on BeyondSpring’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties, and assumptions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, difficulties raising the anticipated amount needed to finance the Company’s future operations on terms acceptable to the Company, if at all, unexpected results of clinical trials, delays or denial in regulatory approval process, results that do not meet the Company’s expectations regarding the potential safety, the ultimate efficacy or clinical utility of the Company’s product candidates, increased competition in the market, the ability to complete the sale of BeyondSpring’s equity interest in SEED Therapeutics on terms acceptable to BeyondSpring, if at all, the Company’s ability to meet Nasdaq’s continued listing requirements, and other risks described in BeyondSpring’s most recent Form 10-K on file with the U.S. Securities and Exchange Commission. All forward-looking statements made herein speak only as of the date of this release and BeyondSpring undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

Investor Contact: IR@beyondspringpharma.com
Media Contact: PR@beyondspringpharma.com

Financial Tables to Follow

BEYONDSPRING INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands of U.S. Dollars (“$”), except for number of shares and per share data)

	As of December 31,
	2024	2025
	$	$
Assets
Current assets:
Cash and cash equivalents	2,922	7,786
Short-term investments	-	4,775
Advances to suppliers	240	227
Prepaid expenses and other current assets	68	71
Current assets of discontinued operations	25,347	8,023
Total current assets	28,577	20,882

Noncurrent assets:
Property and equipment, net	239	166
Operating right-of-use assets	513	305
Other noncurrent assets	213	224
Noncurrent assets of discontinued operations	4,773	4,356
Total noncurrent assets	5,738	5,051

Total assets	34,315	25,933

Liabilities and equity

Current liabilities:
Accounts payable	295	363
Accrued expenses	840	938
Current portion of operating lease liabilities	282	320
Other current liabilities	780	822
Current liabilities of discontinued operations	8,813	11,133
Total current liabilities	11,010	13,576

Noncurrent liabilities:
Operating lease liabilities	307	-
Deferred revenue	27,400	28,600
Other noncurrent liabilities	3,686	3,981
Noncurrent liabilities of discontinued operations	6,197	3,766
Total noncurrent liabilities	37,590	36,347

Total liabilities	48,600	49,923

Shareholders’ deficit
Ordinary shares ($0.0001 par value; 500,000,000 shares authorized; 40,316,320 and 41,122,320 shares issued and outstanding as of December 31, 2024 and 2025, respectively)	4	4
Additional paid-in capital	373,185	375,664
Accumulated deficit	(407,425)	(408,431)
Accumulated other comprehensive income	1,336	602

Total BeyondSpring Inc.’s shareholders’ deficit	(32,900)	(32,161)
Noncontrolling interests	18,615	8,171
Total shareholders’ deficit	(14,285)	(23,990)

Total liabilities and shareholders’ deficit	34,315	25,933

BEYONDSPRING INC. CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Amounts in thousands of U.S. Dollars (“$”), except for number of shares and per share data)

	Year ended December 31,
	2024	2025
	$	$
Revenue	-	-

Operating expenses
Research and development	(2,644)	(4,388)
General and administrative	(6,110)	(4,557)

Loss from operations	(8,754)	(8,945)
Foreign exchange gain (loss), net	(96)	165
Interest income	59	78
Other income, net	22	77

Loss before income tax	(8,769)	(8,625)
Income tax expenses	(96)	(90)

Net loss from continuing operations	(8,865)	(8,715)

Discontinued operations
Loss from discontinued operations	(7,828)	(12,488)
Gain on disposal of discontinued operations	-	6,986
Income tax expenses	-	-
Net loss from discontinued operations	(7,828)	(5,502)

Net loss	(16,693)	(14,217)
Less: Net loss attributable to noncontrolling interests from continuing operations	(388)	(242)
Less: Net loss attributable to noncontrolling interests from discontinued operations	(5,182)	(12,969)
Net loss attributable to BeyondSpring Inc.	(11,123)	(1,006)

Net earnings (loss) per share, basic and diluted
Continuing operations	(0.21)	(0.21)
Discontinued operations	(0.07)	0.19
Basic and diluted loss per share	(0.28)	(0.02)

Weighted-average shares outstanding
Basic and diluted	39,733,191	40,406,347

Other comprehensive loss, net of tax of nil:
Foreign currency translation adjustment gain (loss) from continuing operations	710	(1,147)
Foreign currency translation adjustment gain (loss) from discontinued operations	17	(107)
Comprehensive loss	(15,966)	(15,471)
Less: Comprehensive loss attributable to noncontrolling interests from continuing operations	(131)	(655)
Less: Comprehensive loss attributable to noncontrolling interests from discontinued operations	(5,154)	(13,076)
Comprehensive loss attributable to BeyondSpring Inc.	(10,681)	(1,740)